Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio-Tech International

Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 21, 2022 of our report relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 bearing an unmodified audit opinion.

/s/ Mazars LLP

Singapore

March 21, 2022